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                                                Effective as of October 19, 1999



                            2000 EMPLOYEE STOCK PLAN
                                       OF
                                 MAGNETEK, INC.
                                       AND
                            1999 STOCK INCENTIVE PLAN
                                       OF
                                 MAGNETEK, INC.



         STANDARD TERMS AND CONDITIONS RELATING TO NON-QUALIFIED OPTIONS

                  The following standard terms and conditions apply to the non-qualified option to purchase $0.01 par value Common Stock of MagneTek, Inc. granted under either the 2000 Employee Stock Plan of MagneTek, Inc. (the "Employee Plan") or the 1999 Stock Incentive Plan of MagneTek, Inc. (the "Executive Plan") (the applicable terms of which are hereby incorporated by reference and made a part of these standard terms and conditions). In turn, these standard terms and conditions are incorporated by reference into each such option.

                                    ARTICLE I
                                   DEFINITIONS

                  Whenever capitalized terms are used in these standard terms and conditions, they shall have the meaning specified (i) in the Applicable Plan (as defined below), (ii) in the MagneTek, Inc. Non-Qualified Stock Option Agreement (the "Option Agreement") into which these standard terms and conditions are incorporated by reference or (iii) below, unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

                  "Applicable Plan" shall mean either the Employee Plan or the Executive Plan relating to the Option as indicated in the Option Agreement.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall mean MagneTek, Inc., a Delaware corporation.

                  "Employee" shall mean any employee (as defined in accordance with the Regulations then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time the Applicable Plan is adopted or becomes so employed subsequent to the adoption of the Applicable Plan.

                  "Fair Market Value" of a share of the Company's stock on a given determination date shall mean: the closing price for a share of the Company's stock reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which shares of the Company's Stock are then listed or quoted) or, if no shares of the Company's stock are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which shares of the Company's stock traded on the New York Stock Exchange (or such other stock exchange or quotation system).

                  "Option" shall mean the non-qualified option to purchase $0.01 par value Common Stock of the Company granted under the Applicable Plan and to which these standard terms and conditions apply.





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                  "Optionee" shall mean the Employee to whom the Option is
granted under the Applicable Plan.

                  "Parent Corporation" shall mean any corporation that is a "parent" of the Company within the meaning of Rule 405 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Shares" shall mean shares of the Company's Common Stock, $.01 par value.

                  "Subsidiary" shall mean any corporation of which the Company has "control" within the meaning of Rule 405 under the Securities Act.

                  "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                                   ARTICLE II
                              ADJUSTMENTS TO OPTION

SECTION 2.1 - ADJUSTMENTS IN OPTION

                  In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, an appropriate and equitable adjustment shall be made in the number and kind of Shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per Share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

SECTION 2.2 - CHANGE OF CONTROL

                  (a) Upon or in connection with a Change of Control or a Change of Control Transaction (each as defined in Section 2.2(b)):

                            (i) If so provided in the relevant agreement
                  relating to a Change of Control, the Option shall be either assumed or replaced by a substitute option, as applicable, issued by the successor or Parent Corporation resulting from such Change of Control Transaction, without any further action on the part of the Committee or the Optionee.

                           (ii) If no provision is made as set forth in (i), the
                  Option shall either (A) become fully exercisable from and after the date which is thirty days prior to the effective date of the Change of Control Transaction and until the normal expiration thereof or (B) be converted automatically into the right to receive, within 30 days of the effective date of the Change of Control Transaction, an amount in cash equal to the difference between the aggregate exercise price for all Shares subject to the Option (whether or not then subject to exercise) and the Fair




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                  Market Value of such Shares on the date which is the last
                  trading date preceding the consummation of such Change of Control Transaction.

                  (b) "Change of Control" shall mean the first to occur of the following:

                           (i) the merger or consolidation of the Company with
                  or into another corporation;

                           (ii) the acquisition by another corporation person or
                  group of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock;

                           (iii) the liquidation or dissolution of the Company;
                  or

                           (iv) during any period of 12 consecutive months,
                  individuals who at the beginning of such 12-month period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, provided, however, that a Change of Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation,
(y) no person or group acquires 40% or more of the Company's outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change of Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form.

                  "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

                  (a) Subject to Section 3.1(b), the Option shall become exercisable as set forth in the Option Agreement.

                  (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

SECTION 3.2 - EXPIRATION OF OPTION

                  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

                  (a) The expiration of 10 years after the date the Option was granted; or

                  (b) The time of the Optionee's Termination of Employment unless such Termination of Employment results from his death, his disability (within the meaning of Section 22(e)(3) of the Code), his retirement or his voluntary or involuntary discharge other than for cause; or




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                  (c) In the case of an Optionee who was an executive officer on the date the Option was granted, the expiration of 12 months from the date of the Optionee's Termination of Employment by reason of the Optionee's retirement or the Optionee's voluntary or involuntary discharge other than for cause; or

                  (d) In the case of an Optionee who was not an executive officer on the date the Option was granted, the expiration of three months from the date of the Optionee's Termination of Employment by reason of the Optionee's retirement or the Optionee's voluntary or involuntary discharge other than for cause, unless the Optionee dies within said three-month period; or

                  (e) The expiration of 12 months from the date of the Optionee's Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code) unless the Optionee dies within said 12-month period; or

                  (f) The expiration of 12 months from the date of the Optionee's death; or

                  (g) The circumstances referred to in Section 2.2(c) in which the Option will automatically be converted into the right to receive a cash payment.

SECTION 3.3 - CONSIDERATION TO THE COMPANY

                  In consideration of the granting of the Option by the Company, the Employee agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least 12 months from the date the Option is granted. Nothing in these standard terms and conditions, in the Option Agreement or in the Applicable Plan shall confer upon the Employee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

                                   ARTICLE IV
                               EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

                  During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2 or 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 - PARTIAL EXERCISE

                  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or any portion thereof becomes unexercisable under
Section 3.2; provided, however, that each partial exercise shall be for not less than the minimum number of Shares specified in the Option Agreement and shall be for whole Shares only.

SECTION 4.3 - MANNER OF EXERCISE

                  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 2.2 or 3.2:




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                  (a) Notice in writing signed by the Optionee or the other
person then entitled to exercise the Option or any portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

                  (b) Full payment:

                         (1) By delivery of cash or a check for the Shares with respect to which such Option or portion thereof is thereby exercised; or

                         (2) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by delivery to the Company of Shares that have been held by the Optionee for a period of not less than 12 months unless otherwise specified by the Committee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with a Fair Market Value determined as of the date of delivery equal to the aggregate Option price of the Share with respect to which such Option or portion thereof is thereby exercised; or

                         (3) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by retention by the Company of Shares to be issued with a Fair Market Value determined as of the date of issuance equal to the aggregate Option price of the Shares with respect to which such Option or portion thereof is thereby exercised; or

                         (4) By means of any combination of the consideration provided in the foregoing subsections (1), (2) or (3); and

                  (c) On or prior to the date the same is required to be withheld:

                         (1) Full payment (in cash or by check) of any amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

                         (2) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by delivery to the Company of Shares owned by the Optionee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with a Fair Market Value determined as of the date of delivery equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

                         (3) To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by retention by the Company of Shares to be issued with a Fair Market Value determined as of the date of issuance equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

                         (4) Any combination of payments provided in the foregoing subsections (1), (2) or (3); and

                  (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.




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The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate in connection with the exercise of the Option and the issuance of Shares pursuant thereto to insure compliance with the Securities Act and any other federal or state securities laws or regulations.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

                  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of the Option or any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

                  (b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.5 - RIGHTS AS STOCKHOLDER

                  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to such holder.

                                    ARTICLE V
                                OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

                  The Committee shall have the power to interpret the Applicable Plan, these standard terms and conditions and the Option Agreements, and to adopt such rules for the administration, interpretation and application of the Applicable Plan as are consistent therewith and to interpret or revoke any such rules. Without limiting the generality of the foregoing, in connection with mergers, consolidations and other corporate transactions referred to in Section
2.2 hereof, the Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with (a) the acceleration of exercisability of options (including conditioning such acceleration upon consummation of the contemplated corporate transaction) and (b) determinations as to whether the relevant agreement for the corporate transaction provides for the assumption or substitution of options. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Applicable Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Applicable Plan and these standard terms and conditions.




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SECTION 5.2 - OPTION NOT TRANSFERABLE

                  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and an attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - CONFIDENTIALITY AND NON-DISPARAGEMENT

                  Each Optionee hereby agrees to maintain in confidence and not disclose or use, either during or after the term of his or her employment without the prior express written consent of the Company, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information"), whether or not it is in written or permanent form, except to the extent required to perform duties on behalf of the Company in his or her capacity as an employee. Proprietary Information refers to any information, not generally known in the relevant trade or industry, which was obtained from the Company or which was learned, discovered, developed, conceived, originated, or prepared by the Optionee in the scope of employment. Such Proprietary Information includes, but is not limited to, software, technical and business information relating to the Company's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing, production, future business plans, personnel information, and any other information which is identified as confidential by the Company. The Company considers all such Proprietary Information to be its trade secrets. Upon Termination of Employment or at the request of Optionee's supervisor before termination, Optionee agrees to deliver to the Company all written and tangible material in his or her possession incorporating the Proprietary Information or otherwise relating to the Company's business. These obligations with respect to Proprietary Information extend to information belonging to customers and suppliers of the Company who may have disclosed such information to the Optionee.

                  The Optionee further agrees not, either orally or in writing, to speak critically or negatively about the Company, or its past, present, or future officers, directors, or employees, whether by expressing his or any other person's opinion, or by speaking in any other manner whatsoever that would reasonably be expected to result in the Company, or its past, present, or future officers, directors, or employees being viewed by another person in a false or negative light. The Optionee also agrees not to make any comments of a denigrating or disparaging nature about any of the Company's products, goods, or services.

SECTION 5.4 - AGREEMENT NOT TO SOLICIT EMPLOYEES

                  In order to remain eligible for the Option, Optionee agrees that during Employment and for a period of two years after Termination of Employment he or she will not solicit any employees of the Company or any Subsidiary for purposes of providing services to or employment with any business organization competitive with the Company or any Subsidiary.

SECTION 5.5 - SHARES TO BE RESERVED

                  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

SECTION 5.6 - NOTICES

                  Any notice to be given under the terms of these standard terms and conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his name on the Option Agreement. By notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to him. Any notice



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which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.6. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.7 - TITLES

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Option or these standard terms and conditions.

SECTION 5.8 - CONSTRUCTION

                  The Option and these standard terms and conditions shall be administered, interpreted and enforced under the laws of the State of Tennessee.

SECTION 5.9 - PLAN; OPTION DOCUMENT; AMENDMENT

                           (a) The Option is granted pursuant to the Applicable Plan and is subject to all the terms and conditions of the Applicable Plan, as the same may be amended from time to time by the Committee in its sole discretion, and these standard terms and conditions, as they may be amended from time to time by the Committee in its sole discretion.

                           (b) The terms of the Applicable Plan, these standard terms and conditions and the Option Agreement together constitute the "Option Document" contemplated by the Applicable Plan, and the interpretation and construction of the Option Document by the Committee shall be final and binding upon the Optionee.

                           (c) The Committee may amend the Option Document without the consent of the Optionee; provided, however, that the Option Document may not be amended following a Change of Control except for any amendment (i) consented to in writing by the Optionee or (ii) necessary to comply with applicable tax or securities laws or regulations.

SECTION 5.10 - ARBITRATION

                  Any claim, dispute or other matter in question of any kind relating to the Applicable Plan, this Option grant or any interpretation or action or breach relating to the foregoing shall be settled by arbitration conducted in the English language in Nashville, Tennessee, administered by the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The award rendered by the arbitrator shall be final and may be entered and enforced in any court having jurisdiction thereof. In his award, the arbitrator will allocate, in his discretion, among the parties to the arbitration all costs of arbitration, including the fees of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural law of Tennessee.





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